EXHIBIT 99.4

Execution Version

CONTAINER PURCHASE AGREEMENT

Dated as of October 19, 2012

By and between

CONTAINER APPLICATIONS LIMITED,
a Barbados company

and

DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG,
an Austrian company

CONTAINER PURCHASE AGREEMENT

This CONTAINER PURCHASE AGREEMENT (the “Agreement”) is entered into as of October 19, 2012, by and between CONTAINER APPLICATIONS LIMITED, a company organized and existing under the laws of Barbados (“Buyer”), and DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG, a company organized and existing under the laws of Austria (“Seller”).

Recitals

A.            Seller is the lawful owner (as described hereinafter) of the Containers (as defined  in Section 1 below) and wishes to sell the Containers to Buyer, and Buyer wishes to purchase the Containers from Seller, all upon and subject to the terms and conditions of this Agreement.

B.             The Containers serve as collateral for a loan facility granted by HSH Nordbank AG, a bank organized and existing under the laws of Germany (“HSH”) to Seller and the title, co-title and expectation right in respect of the acquisition of title (Anwartschaftsrecht) to the Containers have been transferred by way of a Security Transfer Agreement dated June 29, 2006 between Seller and HSH from Seller to HSH.

C.             HSH, Buyer and Seller have agreed to enter into a certain Title Transfer Agreement (the "Title Transfer Agreement"), which will provide for (i) the transfer and assignment of all of HSH’s rights (in particular title, co-title and any expectation rights in respect of the acquisition of title (Anwartschaftsrecht)) to and interest in the Containers free of any Lien created by the Security Documents from HSH to CAL subject to (aufschiebend bedingt) the final and unconditional receipt of an amount of US $79,012,638.94 in the Concentration Account and (ii) the assignment of HSH’s claims against third parties for (re-)delivery of the Containers to the Buyer to the extent any third party has at the time of the aforementioned transfer immediate possession of the Containers. Further, the Title Transfer Agreement will provide for the assignment of the Sellers claims (if any) against HSH in case HSH has disposed over any Container in deviation to the agreements between HSH and the Seller (the “Sellers HSH-Claims”).

D.             Pursuant to that certain Amended and Restated Container Management Services Agreement dated as of June 28, 2006 (the “Management Agreement”), by and between the Seller and the Manager (defined in Section 1 below), the Manager manages the Containers.

E.             Buyer is a wholly owned subsidiary of the Manager.

F.             The Containers are either under lease by one or more third party container lessees under equipment leases arranged on behalf of the Seller by the Manager or one of its affiliates (the “Leases”) or off lease, in accordance with the terms of the Management Agreement.

G.             In connection with the sale of the Containers, the Manager and the Seller wish to terminate the Management Agreement, as a result of the purchase of the Containers by Buyer.

H.           The Seller has appointed its exclusive Agent Calbina Group Limited (“Calbina”) to arrange this transaction between the Seller and Buyer. Under the agreement between Seller and Calbina, Calbina is entitled to 3.0% (three percent) of the total Purchase Price as its agreed resale fee (the “Resale Fee”). The Resale Fee is included in the total Purchase Price and shall be paid exclusively by Seller in accordance with the payment instructions set forth in Sections 3.01(a) and (b) of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, Seller and Buyer agree as follows:

1.             Definitions. All capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Management Agreement. For all purposes of this Agreement, the following terms shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form attached hereto as Exhibit B.

“Business Day” means any day except a Saturday, Sunday, or other day on which banks in New York are authorized by law to close.

“Certificate of Final Acceptance and Delivery” means a certificate of acceptance and delivery substantially in the form attached hereto as Exhibit C.

“Closing” means the closing of the sale and purchase of the Containers contemplated by this Agreement.

“Closing Date” means the date on which the Closing shall occur as fixed pursuant to Section 4.

“Containers“ means (a) the marine cargo shipping containers listed in Exhibit A hereto, and all of the Seller’s interest in such containers; (b) all of Seller’s right, title, and interest in and to and claims as well as obligations under the Leases; and (c) all of Seller's right, title and interest in and to any purchase agreement pursuant to which the Seller acquired any of the Containers and in and to warranties by the manufacturers or original sellers of the Containers (d) all of the Sellers HSH-Claims. The Containers are owned as described in Clause A and Clause B of the Recitals.

“Cut-Off Date“ means July 31, 2012.

“Effective Date” means October 19, 2012.

“Encumbrance” means any charge, mortgage, lien, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise at law, attaching to property, interest or rights and shall be construed in the widest possible terms and principles known under the law applicable to such property, interests or rights and whether or not they constitute a security interest as that term is understood under the laws of the State of California, U.S.A.

“Manager” means CAI International, Inc., a corporation organized and existing under the laws of Delaware, successor in interest to Container Applications International, Inc.

“Purchase Price” means the Purchase Price per unit price per Container for this Agreement to be purchased by Buyer as indicated hereunder. Purchase Price means an all inclusive total price, with respect to a Container. The total Purchase Price is the total dollar amount that Buyer must pay to Sellers Account to acquire title to all the Containers under this Agreement free and clear of Encumbrances.

	Price per Unit	Quantity	Purchase Price
20' Containers
Units	$1,400	17,250	$24,150,000

40' Containers
Units	$2,240	6,705	$15,019,200

40' HC Containers
Units	$2,352	19,802	$46,574,304

Total		43,757	$85,743,504

“Reassignment Agreement” means the Termination and Reassignment Agreement dated as of October 19, 2012 by and between Seller, Bank and Schroeder.

“Schroeder” means Schroeder & Co Vertriebsgesellschaft mbH.

“Sellers Account” means the Concentration Account into which funds are to be wired pursuant to the Title Transfer Agreement, which account is as follows:

Account holder:	Dritte Schroeder Container Beteiligungsgesellschaft mbH & Co. KG

Bank:	HSH Nordbank AG, Gerhard-Hauptmann- Platz 50, 20095 Hamburg

Account Number:	1100316249

Swift Code:	HSHNDEHH

IBAN:	DE11210500001100316249

 “Termination Agreement” means that certain Termination Agreement to the Management Agreement in substantially the form attached hereto as Exhibit D.

“Transaction Documents” means this Agreement, the Bill of Sale, the Certificate of Acceptance and Delivery, the Title Transfer Agreement and the Termination Agreement.

2.           Sale and Purchase of the Containers.  On the Closing Date, for the consideration provided in Section 3 and subject to the terms and conditions set forth herein and the terms and conditions of the Title Transfer Agreement, (i) Seller shall sell to Buyer the Containers and (ii) shall assign, transfer and convey to Buyer all of its right, title, (if applicable) expectation rights in respect of the acquisition of title (Anwartschaftsrecht) and interest relating to the Containers from and after the Closing Date; (iii) HSH shall have released all collateral securing its loan to Seller and transferred and assigned its rights to the Containers, including without limitation, title, co-title and any expectation rights in respect of the acquisition of title (Anwartschaftsrecht) to Buyer, as contemplated in the Title Transfer Agreement; and (iv) Buyer shall purchase the Containers from the Seller and accepts aforesaid assignment, transfer and conveyance.

To the extent any third party has or acquires immediate possession of the Containers, the Seller from and after the Closing Date assigns to the accepting Buyer any and all of its claims for (re-)delivery of the Containers and acknowledges that after giving effect to this Agreement and the Title Transfer Agreement, Buyer will own the Containers and have all future claims for (re-)delivery of the Containers. Seller is not aware of any existing claims by any parties that may assert liens or other encumbrances of title that would be inconsistent with the clean title to be transferred pursuant to the Title Transfer Agreement.

3.             Consideration; Adjustment to Purchase Price; Revenue Allocations.

3.01         Consideration; Adjustment to Purchase Price:

(a)           In consideration for the sale of the Containers as contemplated in Section 2, the Purchase Price shall be paid by Buyer to the Seller by wire transfer of immediately available funds, as follows:

(i)
On the Closing Date, Buyer shall pay to Seller 95% of the Purchase Price, of which Seventy-Nine Million Twelve Thousand Six Hundred Thirty-Eight Dollars and Ninety-Four Cents (US$79,012,638.94) to be deposited in the Seller’s Account and Two Million Four Hundred Forty-Three Thousand Six Hundred Eighty-Nine Dollars and Eighty-Six Cents (US$2,443,689.86) to be deposited in Calbina’s bank account to be informed by Calbina, pursuant to Seller’s instructions; and;

(ii)
On December 15, 2012, Buyer to the shall pay to Seller the remaining 5% of the Purchase Price (the “Second Payment”), of which Four Million One Hundred Fifty-Eight Thousand Five Hundred Fifty-Nine Dollars and Ninety-Four Cents (US$4,158,559.94) (the “Hold Back”), less any sums from the Hold Back to be applied pursuant to Section 3.01(c), to be deposited in Seller’s Account and One Hundred Twenty-Eight Thousand Six Hundred Fifteen Dollars and Twenty-Six Cents (US$128,615.26) to be deposited in Calbina’s bank account to be informed by Calbina, pursuant to Seller’s instructions.

(b)           Seller hereby acknowledges that once the deposits under Sections 3.01(a)(i) and (ii) above are made by Buyer (or in the case of the Hold Back, applied as permitted in this Agreement), the full Purchase Price shall have been paid by Buyer to Seller and that the Resale Fee shall be borne exclusively by Seller.

(c)           The parties acknowledge that the aggregate Purchase Price to be paid pursuant to Section 3.01(a) above shall be based on Manager’s then best estimate of the number of Containers existing as of the Effective Date. On or before December 15, 2012 (the “Settlement Date”), Buyer shall provide the Seller with:  (i) the actual number of Containers existing as of the Effective Date along with such supporting documentation as the Seller may reasonably request; and (ii) an accounting of bad debt reserves that had been established by Manager pursuant to the Management Agreement. The amount of such bad debt reserves, if any, that were not applied under the Management Agreement shall be added to the Hold Back and if the actual bad debts under the Management Agreement exceed the amount of such bad debt reserves, the amount of such excess shall be applied to such bad debts and subtracted from the Hold Back.  In the event that the aggregate actual number of Containers as of the Effective Date is less than the aggregate number of Containers identified in the Bill of Sale delivered by the Seller at the Closing, then the Buyer shall entitled to offset the Purchase Price of the Containers not delivered on the Closing Date against the Hold Back, and if the respective Purchase Price for such Containers that are not delivered exceeds the Hold-Back, then Seller shall no later than five (5) Business Days following written notice, pay to Buyer by wire transfer the amount by which the aggregate Purchase Price of all Containers not delivered on the Closing Date exceeds the amount of the Hold Back that was offset against the Purchase Price of such Containers that were not delivered.  In the event that the aggregate actual number of Containers as of the Effective Date is greater than the aggregate number of Containers identified in the Bill of Sale delivered by the Seller at the Closing, Buyer shall, against receipt of a Bill of Sale for such additional Containers, pay Seller the respective Purchase Price by wire transfer of immediately available funds for each Container not delivered by Seller at the Closing.

3.02 Allocation of Revenues.  The parties acknowledge that all NOI accrued for all periods on or prior to the Cut-Off Date with respect to the Containers shall be for the account of and belong to the Seller and shall be paid to Seller pursuant to the Management Agreement. All Gross Revenues accrued for all periods commencing after the Cut-Off Date with respect to the Containers shall be for the account of and belong to Buyer.

4.             Closing.   The Closing shall take place at the offices of Buyer not later than October 19, 2012, or at such other date, time and place as Seller and Buyer shall mutually agree. Immediately upon the Closing, Seller shall be deemed to have delivered the Containers to Buyer and Buyer shall be deemed to have accepted the Containers from the Seller without any further action on the part of Buyer or Seller.

5.             Representations and Warranties of Seller.  Seller represents and warrants to Buyer as of the date hereof, as follows:

5.01  Existence, Power and Authority. Seller is a company, duly organized and validly existing under the laws of Austria, and has all requisite corporate authority to enter into the Transaction Documents, and to consummate the transactions contemplated hereby and thereby.

5.02  Authorization. The execution and delivery of the Transaction Documents by the Seller, and the performance by Seller hereunder and thereunder, have been duly authorized by all requisite corporate action and proceedings of Seller.

5.03  No Conflict. Neither the execution and delivery of the Transaction Documents by Seller, nor the performance by it hereunder or thereunder, will (i) violate, conflict with or constitute a default under any provision of its charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Seller is a party, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against Seller, or (iv) constitute a violation by Seller of any law or regulation known by Seller to be applicable to Seller, except in any case where such violation would not have a material adverse effect on the financial condition of Seller or its ability to perform its obligations under this Agreement.

5.04  Consents. The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by the Transaction Documents do not require (i) any approval or notice to or consent of any person, which has not been obtained already, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

5.05  Legal Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of Seller, threatened, against Seller before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Seller’s ability to carry out the transactions contemplated by the Transaction Documents, or affect the right, title or interest of Seller in its Containers, and, to its knowledge, there is no basis for any such suits or proceedings.

5.06  Title. Seller is the lawful and rightful sole owner of the Containers and has good right and title to sell the Containers to Buyer as described in Clause A, Clause B and Clause C of the Recitals. On the Closing Date, after giving effect to the payment of the Purchase Price of the Containers as contemplated by this Agreement and the Title Transfer Agreement, Buyer will receive and hold good and marketable title to (i) the Containers free and clear of all Encumbrances originating by, through, or under Seller and all other encumbrances of which Seller may be aware, except for the use and possessory interests of third party lessees as contemplated under the Management Agreement and (ii) the Sellers HSH-Claims.

5.07  Compliance with Laws and Regulations. To the knowledge of Seller, the sale of the Containers by Seller will not violate any provision of any applicable laws, orders or regulations.

6.             Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as of the date hereof, as follows:

6.01  Corporate Existence, Power and Authority. Buyer is a company duly formed and validly existing under the laws of Barbados, and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

6.02  Authorization. The execution and delivery by Buyer of this Agreement, and the performance by Buyer hereunder, have been duly authorized by all requisite corporate action and proceedings of Buyer and Buyer shall have provided Seller with a copy of the resolutions of Buyer's Board of Directors authorizing such execution, delivery and performance.

6.03  No Conflict. Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer hereunder, will (i) violate, conflict with or constitute a default under any provision of Buyer’s Articles of Association or Bylaws, (ii) conflict with or result in a breach of any indenture or other agreement to which Buyer is a party, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against Buyer, or (iv) constitute a violation by Buyer of any law or regulation known by Buyer to be applicable to Buyer, except in any case where such violation would not have a material adverse effect on the financial condition of Buyer or its ability to perform its obligations under this Agreement.

6.04  Consents. The execution, delivery and performance by Buyer of this Agreement do not require (i) the approval or consent of or notice to any person, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

6.05  Legal Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of Buyer, threatened, against Buyer that, if adversely determined, would materially hinder or prevent Buyer’s ability to carry out the transactions contemplated by this Agreement, and, to Buyer’s knowledge, there is no basis for any such suits or proceedings.

6.06  Compliance with Laws and Regulations. To the knowledge of Buyer, the purchase of the Containers by Buyer will not violate any applicable laws, orders or regulations.

7.             Covenant related to Closing. Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing.

8.             Conditions Precedent to the Obligation of Buyer to Close. The obligation of Buyer to purchase the Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it:

8.01  Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Seller shall have performed and complied with all covenants and agreements required by this Agreement and the Management Agreement to be performed or complied with by it on or prior to the Closing.

8.02   Delivery of Documents. The following documents shall have been delivered to Buyer on the Closing Date at the latest:

(a)           a Bill of Sale executed by Seller;

(b)           the Termination Agreement executed by Seller;

(c)            the Certificate of Final Acceptance and Delivery executed by Seller;

(d)           all other agreements, instruments, certificates and other documents reasonably requested by Buyer prior to the Closing Date to effect the transactions contemplated by this Agreement, including without limitation, termination statements and such other documents as may be necessary to terminate all liens of record encumbering the Containers;

(e)           Title Transfer Agreement executed by HSH and Seller in form and substance satisfactory to Buyer;

(f)            Reassignment Agreement executed by Seller, HSH and Schroeder in form and substance satisfactory to Buyer;

(g)           a copy of the resolutions of the Managing Director of the General Partner of the Seller approving and authorizing the execution and implementation by the Seller of the Transaction Documents;

(h)           a favorable legal opinion addressed to the Buyer, dated as of the Closing Date, in form and substance satisfactory to Buyer from Schönherr Rechtsanwälte GmbH, counsel to Seller; and

(i)            a certificate of the managing director of Seller's general partner to the effect that:  (i) he is familiar with the operations of Seller; and (ii) he is not aware of any liens, claims or encumbrances (whether or not originating by, through or under Seller) that encumber the Containers, other than use and possessory interests of third party lessees as contemplated under the Management Agreement and the rights of HSH described in Clause B of the Recitals.

8.03  Consents. Any required consent or approval of any other third person to the sale and transfer of the Containers to Buyer shall have been obtained, and Buyer shall have received evidence satisfactory to it of the same.

8.04  Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.

9.             Conditions Precedent to the Obligation of Seller to Close. The obligation of Seller to sell the Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it:

9.01  Representations, Warranties and Covenants. The representations and warranties of Buyer contained in the Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

9.02  Delivery of Funds and Documents. The Purchase Price required by Section 3.01(a)(i) shall have been duly delivered to Seller Account; and Buyer shall have duly executed and delivered to Seller all other agreements, instruments, certificates and other documents reasonably requested by Seller prior to the Closing Date to effect the transactions contemplated by this Agreement.

9.03  Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by the Agreement shall have been fulfilled.

10.         Disclaimer of Warranties by Seller. EXCEPT FOR THE WARRANTY OF TITLE AS EXPRESSLY SET FORTH IN THE BILL OF SALE, AND THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN, THE EQUIPMENT IS BEING SOLD TO BUYER BY SELLER “AS-IS” “WHEREIS”, WITHOUT ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, OR IMPLIED, AND SELLER SHALL NOT BY VIRTUE OF HAVING SOLD THE EQUIPMENT HEREWITH, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OF THE TRADE. Except as expressly set forth herein, Seller disclaims any liability to Buyer with respect to the Containers’ condition, including, without limitation, any liability in tort or arising from negligence, strict liability or for loss or interruption of use, profit or business or other consequential injury, and Buyer waives, releases, renounces and disclaims expectation of or reliance upon any such warranty or warranties.

11.           Survival of Representations and Warranties. All representations and warranties made herein, and the agreements set forth herein, shall survive the Closing.

12.          Further Assurances. Seller and Buyer agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other parties may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Seller shall send Buyer, upon its receipt thereof, all payments, notices, communications and any other documents with respect to the Containers which it receives subsequent to the Closing Date.

13.           Expenses and Sales Tax. Each party shall bear its expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. Seller shall bear all costs associated with filing and recording the termination statements, assignments, releases and terminations described in Section 8.02 of this Agreement. It is the expectation of the parties that the transfer contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes (“Sales Tax”).

14.           Brokers’ Fees. Except for the fees due by Seller to Calbina, Seller, on the one hand, and Buyer, on the other, represents and warrants to the other that neither it nor any of its affiliates have incurred any obligation or liability, directly or indirectly, for brokerage or finders’ fees or agents’ commissions or like payment in connection with this Agreement or the transactions contemplated hereby, and hereby indemnifies and each holds the other harmless therefor.

15.           Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or transmitted electronically and shall be deemed to have been duly given when received, if personally delivered; upon confirmation of receipt (by use of “confirmation to sender ” or other means), if transmitted by telecopy or by electronic or digital transmission method; or on the next business day after it is sent, if sent for overnight delivery by a recognized overnight delivery service, charges prepaid, addressed as follows:

If to Buyer, to:
Container Applications Limited
Suite 102, Corporate Centre
Bush Hill, Bay Street
St, Michael
Barbados, West Indies
                Attention:         CEO and CFO
Fax Number – 1-246-430-5312

With a copy to:                     CAI International, Inc.
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, California 94105
Attention:         CEO and CFO
Telephone:       (415) 788-0100
                                           Fax:(415) 788-3430

If to Seller, to:	Dritte Schroeder Container Beteiligungsgesellschaft mbH & Co KG
Karolingerstrasse 36
A-5020 Salzburg
Austria
Attn: Jürgen B. Rahn
Via email: juergen.rahn@scs-bv.at
Telephone:  +43 662 8822330
                                                Fax:         +43 662 88223322

Any party by notice given in accordance with this Section to the other parties may designate another address or person for receipt of notices hereunder.

16.          Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

17.          Title Transfer Agreement as Condition Precedent. This Agreement will only become effective and binding between the parties if the Title Transfer Agreement has been signed by HSH, the Seller and the Buyer.

18.           Governing Law. This Agreement will be governed by and construed under the laws of the State of California.

19.           Binding Effect; Assignment. No party shall assign this Agreement to any other person without the prior written consent of all other parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. The Transaction Documents, and the certificates, schedules, annexes and other documents executed and delivered at or before the Closing in connection therewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.

20.           Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

21.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.

22.           Indemnities.

(a)           Buyer will indemnify and hold Seller harmless from any liability, loss, cost or expense (“Claim”), including reasonable attorneys’ fees, which shall result from (i) a material breach of any representation or warranty of Buyer contained in this Agreement or in any other agreement, instrument, certificate or other document delivered by Buyer pursuant hereto; or (ii) a material breach by Buyer of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by Buyer in connection with the transactions contemplated by this Agreement. Upon payment of such indemnity, Buyer shall be subrogated to the indemnitee’s rights against any third parties respecting the Claims. Anything contained in this Agreement to the contrary notwithstanding, Buyer shall not be required to indemnify Seller if and to the extent Seller is indemnified and fully compensated for its Claim by a third party.

(b)           Seller will, indemnify and hold Buyer harmless from any Claim, including reasonable attorneys’ fees, which shall result from (i) a material breach of any representation or warranty of Seller contained in this Agreement or in any certificate or other document delivered by Seller pursuant hereto; or (ii) a material breach by Seller of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by Seller in connection with the transactions contemplated by this Agreement. Upon payment of such indemnity, Seller shall be subrogated to Buyer’s rights against any third parties respecting the Claims.

(c)           A party seeking indemnification pursuant to Sections 22(a) or (b) above (an “Indemnified Party”) shall give prompt notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any Claim, or the commencement of any action, suit or proceeding, in respect of which indemnification may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request; but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party; provided, however, that such defense is conducted with counsel mutually satisfactory to the Indemnified Party and the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall consult with each other regarding the conduct of such defense. The Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense (except that the Indemnifying Party shall pay the fees and expenses of such counsel to the extent the Indemnified Party reasonably concludes that there is a conflict of interest between the Indemnified Party and the Indemnifying Party), separate from counsel employed by the Indemnifying Party in any such action. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any Claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Sections 22(a) or 22(b) for any settlement effected without its written consent (as contemplated above) for any Claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No Claim for indemnification, except Claims based on (i) a breach of the representations contained in Section 5.06 hereof, may be first initiated or asserted by any Indemnified Party against any Indemnifying Party after the second anniversary of the Closing Date.  In the event of any claim for indemnity hereunder by Buyer that occurs prior to the date on which the Hold Back Amount is due, Buyer may withhold from the payment of the Holdback Amount an amount equal to Buyer's good faith estimate of damages.  At such time as the claim for indemnity is resolved, if Buyer's actual damages are less than the amount withheld from the Holdback Amount, Buyer shall promptly pay such excess to Seller.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Seller:

DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG

By:	/s/ Jürgen Rahn
Name:	Jürgen Rahn
Title:	Managing Director

Buyer:

CONTAINER APPLICATIONS LIMITED

By:	Carolyn Attong
Name:	Carolyn Attong
Title:	Chief Executive Officer

EXHIBIT A

LIST OF PURCHASED CONTAINERS

EXHIBIT B

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG, an Austrian company (“Seller”) does hereby sell, assign and transfer to CONTAINER APPLICATIONS LIMITED, a company organized and existing under the laws of Barbados (“Buyer”), and its successors and assigns, all right, title and interest of Seller in and to the marine cargo containers and related equipment listed on Exhibit A attached hereto (the “Containers”) to have and to hold the same unto Buyer, its successors and assigns.  Capitalized terms used herein that are not otherwise defined shall have the meanings given to such terms in the Container Purchase Agreement by and between Seller and Buyer dated and effective as of October 19, 2012 (the “Purchase Agreement”).

Seller warrants that it has the right to transfer title to the Containers as provided in the Title Transfer Agreement. On the Closing Date, after giving effect to the payment of the Purchase Price of the Containers as contemplated by the Purchase Agreement, the Reassignment Agreement and the Title Transfer Agreement, Buyer will receive and hold good and marketable title to (i) the Containers free and clear of all Encumbrances originating by, through, or under Seller and all other encumbrances of which Seller may be aware, except for the use and possessory interests of third party lessees as contemplated under the Management Agreement and (ii) the Sellers HSH-Claims.

Following receipt in full of the purchase price of the Containers from Buyer, Seller agrees:  (i) at its own cost and expense to defend Buyer’s title to the Containers from any adverse claim of any party claiming any interest in the Containers by, through or under Seller; and (ii) to indemnify Buyer with respect to any losses or damages suffered by Buyer as a result of any defect in title to the Containers as aforesaid.

EXCEPT FOR THE WARRANTY OF TITLE AS EXPRESSLY SET FORTH IN THIS BILL OF SALE AND THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THE PURCHASE AGREEMENT, THE EQUIPMENT IS BEING SOLD TO BUYER BY SELLER “AS-IS” “WHERE-IS”, WITHOUT ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED, AND SELLER SHALL NOT, BY VIRTUE OF HAVING SOLD THE EQUIPMENT HEREWITH, BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY, OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OR THE TRADE.

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IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the 19th day of October, 2012.

Seller:

DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG

By:	/s/ Jürgen Rahn
Name:	Jürgen Rahn
Title:	Managing Director

EXHIBIT C

Date: October 19, 2012

CERTIFICATE OF FINAL ACCEPTANCE AND DELIVERY

CONTAINER APPLICATIONS LIMITED, a company organized under the laws of Barbados, whose principal place of business is at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies (“Purchaser”) and DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG , a company registered under the laws of Austria (“Seller”) hereby confirm that pursuant to Section 8.02(c) of the Container Purchase Agreement (the "Purchase Agreement") dated and effective October 19, 2012, Seller is deemed to accept receipt of the Purchase Price (as defined in the Purchase Agreement) for the Containers listed on Exhibit A (“Containers”) hereto on the date the funds were duly transferred to the Seller’s account. Purchaser is deemed to accept the delivery from Seller of the Containers which were received on October 19, 2012 in good order and condition.  Such accepted Containers shall be subject to adjustment as contemplated in Section 3(c) of the Purchase Agreement.

DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG		CONTAINER APPLICATIONS LIMITED
By:		By:
Name:	Jürgen Rahn	Name:	Carolyn Attong
Title:	Managing Director	Title:	Chief Executive Officer
Date:		Date:

EXHIBIT D
TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”), is made as of October 19, 2012, by and between DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG, a company organized and existing under the laws of Austria, whose principal office is located at Karolingerstrasse 36 A-5020 Salzburg, Austria (hereinafter referred to as "Owner"), and CAI International, Inc., a company incorporated under the laws of Delaware, USA, whose principal office is located at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, USA, successor in interest to Container Applications International, Inc. ("Manager"). Owner and Manager shall hereinafter be referred to individually as a "Party" and jointly as the "Parties".

W I T N E S S E T H:

WHEREAS, Container Applications Limited (“CAL” ) and Owner have entered into that certain Container Purchase Agreement (the “Purchase Agreement”) dated October 19, 2012 whereby CAL shall purchase certain marine cargo shipping containers as more particularly described therein (the “Containers”);

WHEREAS, Manager manages the Containers pursuant to that certain Amended and Restated Container Management Services Agreement dated as of June 28, 2006 between Manager and Owner (the “Management Agreement”);

WHEREAS, the Containers represent Owner‘s entire fleet subject to the Management Agreement on the date hereof and therefore the Parties wish to terminate the Management Agreement with respect to the Containers pursuant to the terms set forth hereunder, as a result of the purchase of the Containers by CAL;

WHEREAS, capitalized terms used herein that are not otherwise defined shall have the meanings given to such terms in the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Parties hereto agree as follows:

1.           Termination of the Management Agreement.

Effective as of this date, the Management Agreement  is hereby terminated with respect to the Containers. Notwithstanding such termination, except as set forth in the Purchase Agreement (including Section 3.02 thereof) all rights and liabilities related to the Containers that have accrued under the Management Agreement prior to this date shall survive this Termination Agreement. Each of the Parties, on behalf of itself and its respective officers, directors, shareholders, employees, agents, representatives, affiliates, predecessors, successors and assigns hereby releases the other Parties and its past, present and future officers, directors, shareholders, employees, agents, representatives, affiliates, predecessors, successors and assigns, and each of them, to and from any and all past or future claims, demands, causes of action of any kind, including claims for attorneys’ fees or costs, whether known or unknown, suspected or claimed, disclosed or undisclosed, matured or unmatured which each Party ever had, now has, or which may hereafter accrue or otherwise be acquired that arises from or are related in any way to the Management Agreement and all matters ancillary thereto, to the extent they relate to the Containers.

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IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the day and year first above written.

DRITTE SCHROEDER CONTAINER BETEILIGUNGSGESELLSCHAFT MBH & CO KG

By:
Name:	Jürgen Rahn
Title:	Managing Director

CAI INTERNATIONAL, INC.

By:
Name:	Timothy B. Page
Title:	Chief Financial Officer